SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2009

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 1.01   Entry into a Material Definitive Agreement.

On January 9, 2009, LCNB Corp. (the “Company”) completed the sale to the U.S. Department of the Treasury (“Treasury”) of $13.4 million of preferred shares of the Company as part of Treasury’s Troubled Assets Relief Program Capital Purchase Program (the “CPP”) established by under the Emergency Economic Stabilization Act of 2008 (“EESA”).  To consummate the transaction, the Company entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated January 9, 2009.  Pursuant to the Purchase Agreement, the Company issued and sold to Treasury for an aggregate purchase price of $13.4 million in cash: (i) 13,400 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a warrant to purchase up to 217,063 shares of the Company’s common stock, no par value per share (“Common Stock”), at an initial exercise price of $9.26 per share (the “Warrant”).  The Warrant has a term of ten years.  All proceeds of the sale from the Company to Treasury of the Series A Preferred Stock and the Warrant under the Purchase Agreement will qualify as Tier 1 capital for regulatory purposes.

The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Series A Preferred Stock generally is non-voting.

The Company may redeem the Series A Preferred Stock at its liquidation value plus any accrued and unpaid dividends after January 9, 2012, the third anniversary of the closing date of the Purchase Agreement. Prior to this date, the Company may redeem the Series A Preferred Stock at its liquidation value if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement) in excess of $3.35 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Appropriate Federal Banking Agency (as defined in the Purchase Agreement).

Under the Purchase Agreement, limitations are placed on the payment of dividends on the Common Stock from and after January 9, 2009.  Prior to January 9, 2012, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party which is not an Affiliate (as defined in the Purchase Agreement), the consent of Treasury will be required for the Company to declare or pay any dividend or make any distribution on the Common Stock, except for a regular quarterly cash dividend, dividends payable solely in shares of Common Stock or dividends or distribution rights in connection with a shareholders’ rights plan.  For the same period, Treasury’s consent shall be required for any repurchases of (i) Common Stock or other capital stock or other equity securities of any kind of the Company or (ii) any trust preferred securities issued by the Company or any affiliates, other than (a) repurchases of Series A Preferred Stock, (y) purchases of junior preferred shares or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice and (c) purchases under certain other limited circumstances specified in the Purchase Agreement.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the resale of the Series A Preferred Stock and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $13.4 million from one or more Qualified Equity Offerings (as defined in the Purchase Agreement) or (ii) December 31, 2009.

The Warrant is immediately exercisable.  In the event the Company has received aggregate gross proceeds of not less than $13.4 million from one or more Qualified Equity Offerings (as defined in the Purchase Agreement) on or prior to December 31, 2009, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Purchase Agreement) comply with Section 111(b) of EESA as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which cover, its Senior Executive Officers that do not comply with EESA.  Additionally, each of Messrs. Stephen P. Wilson, Steve P. Foster, Robert C. Haines II, D.J. Benjamin Jackson, and Bernard H. Wright, Jr., who are Senior Executive Officers of the Company, have executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the CPP and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program.

Copies of the Purchase Agreement, the Warrant, the Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, with respect to the Series A Preferred Stock, and the form of Waiver executed by the Senior Executive Officers are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02   Unregistered Sales of Equity Securities.

The description under “Item 1.01 - Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K above is incorporated herein by reference.

Item 3.03   Material Modification of Rights of Security Holders.

The description under “Item 1.01 - Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K above is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description under “Item 1.01 - Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K above is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2009, the Company filed with the Secretary of State of the State of Ohio a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, establishing the terms of the Series A Preferred Stock. A copy of the Amendment to the Company’s Articles of Incorporation is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01   Other Events.

On January 9, 2009, LCNB Corp. issued a press release announcing its participation in the CPP and the accompanying issuance and sale of the Series A Preferred Stock and the Warrant to Treasury.  A copy of the press release is included as Exhibit 99.1 is attached and furnished under this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

3.1

Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, establishing the terms of the Series A Preferred Stock.

4.1

Warrant to Purchase up to 217,063 shares of Common Stock.

10.1

Letter Agreement, dated January 9, 2009, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2

Form of Waiver, executed by each of Messrs. Stephen P. Wilson, Steve P. Foster, Robert C. Haines II, D.J. Benjamin Jackson, and Bernard H. Wright, Jr.

99.1

Press Release issued by LCNB Corp. on January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: January 9, 2009	By: /s/ Steve P. Foster
Steve P. Foster President